                                                              October 1, 1999




Mr. Morris Goldfarb


Dear Mr. Goldfarb:

         This letter, when accepted by you, shall constitute an amendment to the Employment Agreement (the "Agreement"), dated February 1, 1994, between G-III Apparel Group, Ltd. (the "Company") and you.

         The Company and you hereby agree that Section 2 of the Agreement shall be amended to read as follows:


         2. Term. The term of this Agreement and of the term of employment (the "Employment Term") shall terminate on January 31, 2003; provided, however, that on each January 31st which shall be two years prior to the end of the then Employment Term, the term of this Agreement and the Employment Term shall be automatically extended for an additional one-year period unless prior to such January 31st either party shall have given written notice to the other that the term of this Agreement and the Employment Term shall not be extended any further.

         Except as modified herein, all terms and provisions of the Agreement continue in full force and effect.

                            Very truly yours,

                            G-III APPAREL GROUP, LTD.

                            By:  /s/ Wayne S. Miller
                               -------------------------------------
Accepted and agreed to:

/s/ Morris Goldfarb
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Morris Goldfarb